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                                                                    Exhibit 4.8

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE QUALIFICATION REQUIREMENTS UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO REGULATION S AS PROMULGATED UNDER THE ACT.

    THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE LIMITS
                                  HEREIN PROVIDED


                                 ESYNCH CORPORATION

                              (a Delaware corporation)

                 WARRANT FOR THE PURCHASE OF 150,000 COMMON SHARES

                              WITH REGISTRATION RIGHTS


THIS IS TO CERTIFY THAT, for value received, David P. Noyes, or his permitted successors or assigns (the "Holder") is entitled to subscribe for and purchase one hundred fifty thousand (150,000) fully paid and non-assessable common shares (the "Common Shares") of eSynch Corporation (the "Company"), par value $.001 per share, at an Exercise Price per Share of $1.00 (the "Exercise Price") per share. This Warrant is exercisable at any time up to 4:30 P.M. Pacific time on January 25, 2009 (the "Date of Expiration") subject, however, to the provisions and upon the terms and conditions hereinafter set forth.


The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Share), by surrender of this Warrant at the office of the Company's transfer agent, or the principal executive office of the Company if it is acting as its own transfer agent, during its normal business hours, together with the subscription form attached hereto completed and signed by the Holder and, in payment of the Exercise Price for the number of Common Shares subscribed, (a) cash; (b) a certified check payable to or to the order of the Company; (c) the surrender of shares of Common Stock owned by the Holder that have been held by the Holder for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Holder's promissory note; (e) the cancellation of indebtedness of the Company to the Holder; (f) the waiver of compensation due or accrued to the Holder for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Holder and an NASD Dealer whereby the Holder irrevocably elects to exercise the Warrant and to sell a portion of the shares so purchased to pay the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Holder and an NASD Dealer whereby the Holder

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irrevocably elects to exercise the Warrant and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

Upon the exercise of the rights represented by this Warrant and payment of the Exercise Price in accordance with the terms hereof, the Common Shares for which the Holder has subscribed and purchased shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such shares on the date of such exercise and payment.

In the event of any exercise of the rights represented by this Warrant, certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten days after the rights represented by this Warrant have been duly exercised and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

The Company covenants and agrees that the Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of common shares to provide for the exercise of the rights represented by this Warrant.

                     THE FOLLOWING ARE THE TERMS AND CONDITIONS
                            REFERRED TO IN THIS WARRANT

1. In case the Company shall at any time subdivide its outstanding common shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of subdivided Common shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of consolidated Common Shares entitled to be purchased hereunder shall be proportionately decreased.

       If any capital reorganization or reclassification of the capital stock of the Company, or the merger, amalgamation or arrangement of the Company with another corporation shall be effected, then as a condition of such reorganization, reclassification, merger, amalgamation or arrangement, adequate provision shall be made whereby the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, merger, amalgamation or arrangement not taken place. The Company shall not effect any merger, amalgamation or arrangement unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger, amalgamation or arrangement assumes by written instrument executed and mailed or delivered to the Holder of this Warrant the obligation to deliver to such Holder such shares of stock or securities in accordance with the foregoing provisions as such Holder may be entitled to purchase.

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2.     In case at any time:

       (a) the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

       (b) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

       (c) there shall be any subdivision, consolidation, capital reorganization, or reclassification of the capital stock of the Company, or merger, amalgamation or arrangement of the Company with, or sale of all or substantially all of its assets to, another corporation; or

       (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder of this Warrant, at least twenty days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, dissolution, liquidation or winding-up and in the case of any such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the Holder of this Warrant at the address of such holder, as shown on the books of the Company.

3. As used in this section, the term "Common Shares" shall mean and include the Company's presently authorized shares of Common Stock, $.001 par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

4. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights, except that the Company shall concurrently furnish to the Holder a copy of all notices which are furnished to holders of the common shares.

5. This Warrant is not transferable except pursuant to an exemption from registration and qualification requirements in accordance with federal and applicable state or other securities laws.

6. This Warrant and any Common Shares acquired pursuant to this Warrant will be subject to restrictions under federal and applicable state or other securities laws and shall bear substantially the following legend, and all other legends as may from time to time be required by any then applicable securities laws:

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       THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
       OF 1933, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.
       THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED
       OR DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO REGULATION S AS PROMULGATED UNDER THE ACT.

7. This Warrant is exchangeable upon its surrender by the Holder at the Company's principal office, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the Holder at the time of such surrender.

8. Any notice or other communication required to be given by the Company under this Warrant, whether to the Holder or otherwise, shall be delivered or telecopied as follows:

              David P. Noyes

              --------------------

              --------------------

       Any notice or other communication so given shall be deemed to have been given and received when delivered, if delivered, and upon transmission, if telecopied, and if the date of such transmission is not a business day, on the next ensuing business day.

9.     Time is of the essence hereof.

10. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

11. The Common Shares purchasable upon exercise of this Warrant shall be subject to the registration rights set forth in the Registration Rights Agreement between the individual and the Company.

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eSynch Corporation has caused this Warrant to be signed by its duly authorized officers.


ESYNCH CORPORATION


Date:   January 25, 1999


By:   /s/ Thomas Hemingway
    ---------------------------------
Thomas Hemingway, Chairman, CEO


By:    /s/ T. Richard Hutt
    ---------------------------------
T. Richard Hutt, Secretary/ Treasurer






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SUBSCRIPTION FORM

TO:






_________________________, the holder of the within Share Purchase Warrant (the "Warrant"), subscribes for __________ of the common shares of referred to in the Warrant (the "Common Shares") according to the conditions thereof, and herewith makes payment of the Exercise Price in full for the said number of shares at the rate of $_____ per share by a certified check in the amount of $__________ is enclosed herewith for such payment.


The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:


NAME                                   ADDRESS

-----------------------------          ------------------------------

                                       -----------------------------

                                       -----------------------------

DATED at ____________________ this _____ day of ____________________, _____.




                                       -----------------------------
                                       Signature of Holder



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